UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2018, the board of directors of Ritter Pharmaceuticals, Inc. (the “Company”) appointed Andrew J. Ritter as the Company’s new Chief Executive Officer, effective June 27, 2018, to succeed Michael D. Step, who resigned effective June 27, 2018, as part of a planned transition. Mr. Step will remain on the Company’s board of directors and serve as a consultant for the Company.

Andrew J. Ritter, age 35, served as Co-Founder, President and Chief Executive Officer of the Company from its inception in 2004 until relinquishing the role of Chief Executive Officer to Mr. Step in October 2014. Mr. Ritter has been a member of the board of directors of the Company since its inception in 2004. As President, he developed the scientific foundation for the Company and recruited a Medical Board comprised of lactose intolerance and gastrointestinal disease experts. He played a major role in the Company’s initial public offering (the “IPO”) in 2015 and has led the team in additional, successful financing rounds both before and subsequent to the IPO. Mr. Ritter received a Master of Business Administration from the Wharton School of Business. Mr. Ritter is the son of Ira E. Ritter, Executive Chairman, Chief Strategic Officer and Director of the Company.

In connection with his appointment to the Chief Executive Officer position, the board of directors approved certain changes to Mr. Ritter’s compensation arrangement with the Company. Effective June 27, 2018, Mr. Ritter’s annual base salary was increased to $450,000. He will also be eligible to receive a target annual bonus equal to 50% of his base salary, as then in effect, as determined by the board of directors. The Company intends to enter into an amended and restated offer letter with Mr. Ritter setting forth these changes, and will file such amended and restated offer letter as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2018.

In connection with his promotion, Mr. Ritter was also granted a stock option to purchase 150,000 shares of the Company’s common stock at an exercise price of $2.73 per share, the closing price of the Company’s stock on the date of grant (the “CEO Option”). The CEO Option will vest and be exercisable in 48 equal monthly installments beginning on July 26, 2018, subject to his continued employment with the Company, and will be exercisable for a ten year term commencing on the date of grant.

In connection with his resignation as Chief Executive Officer, on June 30, 2018 (the “Separation Agreement Effective Date”), the Company and Mr. Step entered into an Agreement and General Release (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”).

Under the terms of the Separation Agreement, the Company will pay Mr. Step $300,000 within 60 days of the Separation Agreement Effective Date, in exchange for his execution of a general release against the Company. The Separation Agreement also provides for COBRA continuation coverage under the Company’s medical insurance plan for 12 months, and clarifies that all stock options held by Mr. Step will continue to vest in accordance with their terms for so long as Mr. Step continues to serve as a consultant to, director of and/or service provider to the Company.

Pursuant to the terms of the Consulting Agreement, Mr. Step has agreed to provide consulting services to the Company from time to time, as requested by the Company, for an initial term of 12 months, which may be extended upon the mutual agreement of the parties in writing. Under the terms of the Consulting Agreement, Mr. Step will be paid $11,250 per month for his services and will be reimbursed for his actual expenses. Mr. Step may terminate the Consulting Agreement for any reason by giving the Company at least 14 days’ prior written notice. The Company may terminate the Consulting Agreement for Cause (as defined in the Consulting Agreement).

The Separation Agreement and Consulting Agreement each contain confidentiality and non-disparagement restrictions which apply indefinitely. The Consulting Agreement also contains non-solicitation restrictions that apply during the term of the Consulting Agreement and for one year after its termination.

The foregoing description of the Separation Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, which are filed as exhibits to this Current Report on Form 8-K (this “Report”) as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On June 27, 2018, the Company issued a press release announcing the appointment of Andrew J. Ritter as the Company’s new Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Also on June 27, 2018, the Company issued a press release announcing the commencement of the Company’s first pivotal Phase 3 clinical trial for RP-G28 for the treatment of lactose intolerance with the enrollment of its first patient. A copy of the press release is attached as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement and General Release, dated June 26, 2018, by and between Ritter Pharmaceuticals, Inc. and Michael D. Step

10.2	Consulting Agreement, dated June 26, 2018, by and between Ritter Pharmaceuticals, Inc. and Michael D. Step

99.1	Press Release dated June 27, 2018, entitled “Ritter Pharmaceuticals Announces the Appointment of Andrew J. Ritter and Chief Executive Officer”

99.2	Press Release dated June 27, 2018, entitled “Ritter Pharmaceuticals Initiates First Pivotal Phase 3 Trial for RP-G28 for the Treatment of Lactose Intolerance”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

	By:	/s/ Andrew J. Ritter
	Name:	Andrew J. Ritter
	Title:	President and Chief Executive Officer

Date: July 2, 2018